Exhibit 24.1

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of McDonald’s Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Peter J. Bensen, Denise A. Horne, Kevin M. Ozan and Gloria Santona, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute the Registration Statement on Form S-8, and any and all amendments thereto, to register $200,000,000 of the Company’s Deferred Compensation Obligations in connection with the McDonald’s Excess Benefit and Deferred Bonus Plan to be filed with the U.S. Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on and as of the 22nd day of September, 2011.

/s/ Susan E. Arnold	/s/ Cary D. McMillan
Susan E. Arnold	Cary D. McMillan
Director	Director

/s/ Peter J. Bensen	/s/ Sheila A. Penrose
Peter J. Bensen	Sheila A. Penrose
Corporate Executive Vice President and Chief Financial Officer	Director

/s/ Robert A. Eckert	/s/ John W. Rogers, Jr.
Robert A. Eckert	John W. Rogers, Jr.
Director	Director

/s/ Enrique Hernandez, Jr.	/s/ James A. Skinner
Enrique Hernandez, Jr.	James A. Skinner
Director	Vice Chairman, Chief Executive Officer and Director

/s/ Jeanne P. Jackson	/s/ Roger W. Stone
Jeanne P. Jackson	Roger W. Stone
Director	Director

/s/ Richard H. Lenny	/s/ Donald Thompson
Richard H. Lenny	Donald Thompson
Director	President and Chief Operating Officer and Director

/s/ Walter E. Massey	/s/ Miles D. White
Walter E. Massey	Miles D. White
Director	Director

/s/ Andrew J. McKenna
Andrew J. McKenna
Chairman of the Board and Director